As filed with the Securities and Exchange Commission on July 22, 2011

Registration No. 333-173827

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S–1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WhiteGlove Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8011	20-8913858
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

WhiteGlove Health, Inc.

(formerly known as

WhiteGlove House Call Health, Inc.)

5300 Bee Cave Road,

Building I, Suite 100,

Austin, TX 78746

(512) 329-9223

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Fabbio

Chief Executive Officer

WhiteGlove Health, Inc.

5300 Bee Cave Road,

Building I, Suite 100,

Austin, TX 78746

(512) 329-9223

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carmelo M. Gordian	David Goldenberg
Alan Bickerstaff	Eda Tan
Andrews Kurth LLP	Virtual Law Partners LLP
111 Congress, Suite 1700	555 Bryant Street, Suite 820
Austin, TX 78701	Palo Alto, CA 94301
(512) 320-9290	(415) 354-2442

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-173827) is solely to file Exhibits 10.18, 10.19 and 10.21. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the SEC registration fee, the FINRA filing fee and the NYSE Amex listing fee.

SEC Registration Fee	$3,672
FINRA Filing Fee	$3,663
Listing Fee	$60,000
Printing and Engraving Expenses	$220,000
Legal Fees and Expenses	$1,000,000
Accounting Fees and Expenses	$200,000
Blue Sky Fees and Expenses (including legal fees)	$15,000
Transfer Agent and Registrar Fees and Expenses	$5,150
Miscellaneous	$130,000

Total	$1,637,485

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our certificate of incorporation to be in effect upon the completion of this offering provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws to be in effect upon the completion of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors, officers and some employees containing provisions that may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. The Registrant maintains a directors’ and officers’ insurance policy.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Document	Number

Form of Underwriting Agreement	1.1

Form of Amended and Restated Certificate of Incorporation, to be effective upon the completion of this offering	3.3

Form of Amended and Restated Bylaws, to be effective upon the completion of this offering	3.6

Third Amended and Restated Investor’s Rights Agreement, dated March 2, 2011.	4.2

Third Amended and Restated Voting Agreement, dated March 2, 2011.	4.4

Form of Indemnification Agreement for directors and officers, to be effective prior to the closing of offering.	10.2

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold since January 1, 2008:

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On January 29, 2008, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 7,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $1,400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On February 22, 2008, we sold 900,000 shares of our Series A Preferred Stock pursuant to that certain Series A Preferred Stock Purchase Agreement dated February 22, 2009. 300,000 of the shares of Series A Preferred Stock were sold at a price of $1.00, and an additional 600,000 shares of Series A Preferred Stock were issued in exchange for 5 shares of common stock per share of Series A Preferred Stock, for aggregate consideration of $300,000 and 3,000,000 shares of common stock. The sale of this stock was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On March 18, 2008, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 292,500 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $58,500. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On May 14, 2008, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 195,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $39,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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Between May 29, 2008 and February 8, 2009, we sold 873,852 shares of Series A-1 Preferred Stock at a price of $2.00 per share for gross proceeds of approximately $1.75 million pursuant to that certain Series A-1 Preferred Stock Purchase Agreement dated May 29, 2008 and that certain Series A-1 Preferred Stock Purchase Agreement dated June 6, 2008. In addition, we issued 4,002 shares of Series A-1 Preferred Stock as quarterly bonuses on February 8, 2009 to certain of our employees and consultants. The sale of this stock was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On July 1, 2008, we sold and issued an aggregate of 12,000 shares of common stock under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $2,400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On July 6, 2008, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 21,330 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $4,266. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On August 19, 2008, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 200,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $40,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On November 24, 2008, we sold and issued an aggregate of 1,830 shares of common stock under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $366. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On December 16, 2008, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 47,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $9,400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On February 8, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 2,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On March 5, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 125,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $25,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On March 6, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 26,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $5,200. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On March 11, 2009, we sold and issued an aggregate of 69,000 shares of common stock under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $13,800. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On March 12, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 56,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $11,200. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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Between March 13 and June 30, 2009, we sold 1,764,648 shares of Series B-1 Preferred Stock at a price of $2.1961 per share for gross proceeds of approximately $3.84 million pursuant to that certain Series B-1 Preferred Stock Purchase Agreement dated March 13, 2009. The sale of this stock was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On April 21, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 12,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $2,400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On April 22, 2009, we entered into a Note Purchase Agreement, pursuant to which we issued promissory notes with an aggregate principal amount of $750,000, and warrants to purchase an aggregate of 197,164 shares of our Series B-1 Convertible Preferred Stock, par value $0.01 per share, at a price of $2.1961 per share. The notes had an interest rate of the lesser of 12% per annum or the maximum rate allowed under applicable law. The sale of these notes and warrants was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On May 18, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 120,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $24,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On June 8, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 52,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $10,400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On July 28, 2009, we sold and issued an aggregate of 7,500 shares of common stock under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $1,500. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On July 28, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 29,500 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $5,900. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On September 14, 2009, we sold and issued an aggregate of 7,500 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $1,500. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On October 20, 2009, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 123,500 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $24,700. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On December 19, 2009, we sold and issued an aggregate of 10,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $2,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On February 3, 2010, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 340,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.20 per share for an aggregate exercise price of $68,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On February 5, 2010, we sold 2,288,908 shares of Series C Preferred Stock at a price of $3.2636 per share for gross proceeds of approximately $7.47 million pursuant to that certain Series C Preferred Stock Purchase Agreement dated February 5, 2010. The sale of this stock was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On March 3, 2010, we entered into a Note Purchase Agreement, pursuant to which we issued a promissory note with a principal amount of $1,000,000. The note had an interest rate of the lesser of 12% per annum or the maximum rate allowed under applicable law. The issuance of this note was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On May 4, 2010, we sold and issued an aggregate of 39,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $7,800. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On May 5, 2010, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 62,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.35 per share for an aggregate exercise price of $21,700. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On August 4, 2010, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 171,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.35 per share for an aggregate exercise price of $59,850. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On November 3, 2010, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 244,750 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.35 per share for an aggregate exercise price of $85,663. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On December 13, 2010, we sold and issued an aggregate of 41,666 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $8,333. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On January 21, 2011, we sold and issued an aggregate of 10,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $2,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On January 24, 2011, we sold and issued an aggregate of 2,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On February 2, 2011, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 113,000 shares of our common stock to our employees, directors and consultants, having an exercise price of $0.61 per share for an aggregate exercise price of $68,930. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On February 15, 2011, we entered into a Note Purchase Agreement, pursuant to which we issued to promissory notes with an aggregate principal amount of $2,500,000. The notes bear interest at the lesser of 13% per annum or the maximum rate allowed under applicable law. The sale of these notes was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On March 1, 2011, we sold and issued an aggregate of 2,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $400. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On March 3, 2011, we sold 2,316,477 shares of Series D Preferred Stock at a price of $4.3169 per share for gross proceeds of approximately $10.0 million pursuant to that certain Series D Preferred Stock Purchase Agreement dated February 16, 2011. The sale of this stock was exempt from registration under Section 4(2) of the Securities Act, as a sale not involving a public offering.

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On March 31, 2011, we sold and issued 19,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $3,800. Additionally, we sold and issued 3,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $1,050. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On April 1, 2011, we sold and issued 4,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $800. Additionally, we sold and issued 3,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $1,050. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On April 11, 2011, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 75,000 shares of our common stock to Dr. Berneburg, having an exercise price of $0.61 per share for an aggregate exercise price of $45,750. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On April 18, 2011, we sold and issued 25,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $5,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On April 20, 2011, we sold and issued 6,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $1,200. Additionally, we sold and issued 3,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $1,050. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On April 22, 2011, we sold and issued 11,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $2,200. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On April 27, 2011, we sold and issued 15,000 shares of common stock pursuant to option exercises by holders of stock options issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $3,000. Additionally, we sold and issued an aggregate of 5,000 shares of common stock pursuant to option exercises by the holders of stock options issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $1,750. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On May 2, 2011, we sold and issued 1,500 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $300. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On May 4, 2011, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 130,500 shares of our common stock to our employees, directors and consultants, having and exercise price of $7.50 per share for an aggregate exercise price of $978,750. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On May 17, 2011, we sold and issued 1,500 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.61 per share for an aggregate consideration of $915. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On May 27, 2011, we sold and issued 15,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $3,000. Additionally, we sold and issued 2,500 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $875. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On June 2, 2011, we sold and issued 35,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $7,000. Additionally, we sold and issued 5,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $1,750. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

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On June 14, 2011, we sold and issued 7,500 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $1,500. Additionally, we sold and issued 2,500 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $875. Additionally, we sold and issued 75,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.61 per share for an aggregate consideration of $45,750. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

•

On June 15, 2011, we sold and issued 6,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share for an aggregate consideration of $1,200. Additionally, we sold and issued 1,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $350. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

•

On June 17, 2011, we granted options under our 2007 Stock Option/Stock Issuance Plan, as amended, to purchase 425,500 shares of our common stock to our employees, directors and consultants, having a purchase price of $7.50 per share for an aggregate exercise price of $3,191,250. The issuance and sale of these securities were deemed to be exempt from registration pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

•

On June 21, 2011, we sold and issued 6,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.35 per share for an aggregate consideration of $2,100. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

•

On July 19, 2011, we sold and issued 90,000 shares of common stock pursuant to an option exercise by the holder of a stock option issued under our 2007 Stock Option/Stock Issuance Plan, as amended, at a purchase price of $0.20 per share, for an aggregate consideration of $18,000. The issuance and sale of these securities were deemed to be exempt from registration pursuant to Rule 701 promulgated under the Securities Act as transactions pursuant to a compensatory benefit plan approved by the registrant’s board of directors.

The foregoing sales and issuances did not involve any public offering, were made without general solicitation or advertising and each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to us that the shares were being acquired for investment.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Exhibit Table

1.1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Formation of the Registrant, as in effect prior to the Registrant’s conversion to a Delaware corporation.

3.2**	Certificate of Incorporation of the Registrant, as currently in effect.

3.3**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of the offering.

3.4**	Bylaws of the Registrant, as in effect prior to the Registrant’s conversion to a Delaware corporation.

3.5**	Bylaws of the Registrant, as currently in effect.

3.6**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of the offering.

4.1**	Specimen Common Stock Certificate of the Registrant.

4.2**	Third Amended and Restated Investor’s Rights Agreement, dated March 2, 2011.

4.3**	Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated March 2, 2011.

4.4**	Third Amended and Restated Voting Agreement, dated March 2, 2011.

4.5**	Management Rights Agreement, dated February 5, 2010, by and among Hidden Lion Partners I, LLC, and the Registrant.

4.6**	Management Rights Agreement, dated March 2, 2011, by and among Enhanced Equity Fund, II, L.P., EEF II Co-Invest LLC, and the Registrant.

4.7**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Accent Texas Fund II, L.P. on April 22, 2009.

4.8**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Enhanced Texas Fund II, LLC on April 22, 2009.

4.9**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Accent Texas Fund II, L.P. on June 9, 2009.

4.10**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Enhanced Capital Texas Fund II, LLC on June 9, 2009.

4.11**	Buy-Sell Agreement dated as of June 13, 2007, by and among the Registrant, Robert Fabbio, and Dr. William Rice, M.D.

4.12**	Note Purchase Agreement dated February 14, 2011, by and between the Registrant and Enhanced Capital Texas Fund L.P. and Enhanced Capital Texas Fund II, LLC.

Exhibit Number	Exhibit Table

4.13**	Promissory Note dated February 14, 2011 issued to Enhanced Capital Texas Fund, L.P.

4.14**	Promissory Note dated February 14, 2011 issued to Enhanced Capital Texas Fund II, LLC.

5.1**	Opinion of Andrews Kurth LLP.

10.1**	Form of Indemnification Agreement for directors and officers of the Registrant, as currently in effect.

10.2**	Form of Indemnification Agreement for directors and officers of the Registrant, to be effective prior to the completion of the offering.

10.3**	2007 Stock Option/Stock Issuance Plan.

10.4**	Form of Notice of Grant-Early Exercise for 2007 Stock Option/Stock Issuance Plan.

10.5**	Form of Notice of Grant-Standard Exercise for 2007 Stock Option/Stock Issuance Plan.

10.6**	Form of Notice of Grant-Non-Exempt Employee for 2007 Stock Option/Stock Issuance Plan.

10.7**	2011 Equity Incentive Plan.

10.8**	Form of Stock Issuance Agreement for 2011 Equity Incentive Plan.

10.9**	Form of Notice of Grant-Early Exercise for 2011 Equity Incentive Plan.

10.10**	Form of Notice of Grant-Standard Exercise for 2011 Equity Incentive Plan.

10.11**	Form Notice of Grant-Non-Employee Director for 2011 Equity Incentive Plan.

10.12**	Medical Director Agreement by and between the Registrant and Dr. William Rice, M.D. dated June 15, 2007, as amended January 29, 2008, April 30, 2008, August 15, 2008, October 14, 2009 and January 31, 2011.

10.13**	Termination of Medical Director Agreement by and between the Registrant and Dr. William Rice, M.D. dated February 7, 2011.

10.14**	Employment Agreement by and between the Registrant and Robert A. Fabbio, effective April 26, 2007, as amended April 26, 2011.

10.15**	Medical Director Agreement by and between the Registrant and Dr. Kurt Berneburg, D.O. dated January 28, 2011.

10.16**	Medical Oversight and Supervisor Agreement by and between the Registrant and Dr. Kurt Berneburg, D.O. dated October 1, 2010.

10.17**	Lease Agreement, dated August 18, 2008, as amended November 6, 2009 and November 16, 2010, by and between Sutton Blackacre, Ltd. and the Registrant.

10.18+	Participation Agreement by and between Humana Inc. and the Registrant dated March 6, 2008, as amended May 1, 2008, September 15, 2008, March 1, 2009, February 1, 2011 and February 8, 2011.

10.19+	Physician Participation Agreement by and between Humana Health Plan of Texas, Inc. and the Registrant dated March 21, 2008, as amended March 1, 2009, February 1, 2011 and February 8, 2011.

Exhibit Number	Exhibit Table

10.20+**	Provider Group Agreement between Aetna Health, Inc. and the Registrant effective July 15, 2009 as amended October 1, 2009, December 11, 2009, and November 1, 2010.

10.21+	Medical Group Participation Agreement between UnitedHealthCare of Texas, Inc., PacifiCare of Texas, Inc., Evercare of Texas, LLC and the Registrant effective
September 1, 2009, as amended September 15, 2010.

10.22**	Offer of Employment Letter Agreement by and between the Registrant and William Kerley, dated April 29, 2009.

10.23**	Offer of Employment Letter Agreement by and between the Registrant and Michael Hancock, dated May 1, 2008.

23.1**	Consent of Crowe Horwath LLP.

24.1**	Power of Attorney (see page II-15 to this registration statement on Form S-1).

**	Previously filed.
+	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.

(b)	Financial Statement Schedules

	Balance at Beginning of Period	Additions		Write-Offs	Balance at End of Period
		Charged to Costs and Expenses	Charged to Deferred Revenue
Allowance for doubtful accounts
2008	$—	$7,000	$5,000	$—	$12,000
2009	12,000	54,000	—	(12,000)	54,000
2010	54,000	135,000	(9,000)	(48,000)	132,000

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes: (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, WhiteGlove Health, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on the 22nd day of July, 2011.

WhiteGlove Health, Inc.

By:	/s/ Robert A. Fabbio
Robert A. Fabbio Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Fabbio Robert A. Fabbio	Chief Executive Officer and Director	July 22, 2011

/s/ William J. Kerley William J. Kerley	Chief Financial Officer and Principal Accounting Officer	July 22, 2011

* Lawrence H. Garatoni	Director	July 22, 2011

* Malcolm T. Kostuchenko	Director	July 22, 2011

* Dr. William Rice, M.D.	Director	July 22, 2011

* Mark Sherman	Director	July 22, 2011

Signature	Title	Date

* James G. Treybig	Director	July 22, 2011

* Edward C. Ateyeh	Director	July 22, 2011

* Gary A. Mecklenburg	Director	July 22, 2011

* Leslie V. Norwalk	Director	July 22, 2011

*By:	/s/ William J. Kerley
William J. Kerley
Attorney-in-Fact

EXHIBIT INDEX

Number	Description

1.1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Formation of the Registrant, as in effect prior to the Registrant’s conversion to a Delaware corporation.

3.2**	Certificate of Incorporation of the Registrant, as currently in effect.

3.3**	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be effective upon completion of the offering.

3.4**	Bylaws of the Registrant, as in effect prior to the Registrant’s conversion to a Delaware corporation.

3.5**	Bylaws of the Registrant, as currently in effect.

3.6**	Form of Amended and Restated Bylaws of the Registrant, to be effective upon completion of the offering.

4.1**	Specimen Common Stock Certificate of the Registrant.

4.2**	Third Amended and Restated Investor’s Rights Agreement, dated March 2, 2011.

4.3**	Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated March 2, 2011.

4.4**	Third Amended and Restated Voting Agreement, dated March 2, 2011.

4.5**	Management Rights Agreement, dated February 5, 2010, by and among Hidden Lion Partners I, LLC, and the Registrant.

4.6**	Management Rights Agreement, dated March 2, 2011, by and among Enhanced Equity Fund, II, L.P., EEF II Co-Invest LLC, and the Registrant.

4.7**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Accent Texas Fund II, L.P. on April 22, 2009.

4.8**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Enhanced Texas Fund II, LLC on April 22, 2009.

4.9**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Accent Texas Fund II, L.P. on June 9, 2009.

4.10**	Warrant to Purchase Series B-1 Convertible Preferred Stock issued to Enhanced Capital Texas Fund II, LLC on June 9, 2009.

4.11**	Buy-Sell Agreement dated as of June 13, 2007, by and among the Registrant, Robert Fabbio, and Dr. William Rice, M.D.

4.12**	Note Purchase Agreement dated February 14, 2011, by and between the Registrant and Enhanced Capital Texas Fund L.P. and Enhanced Capital Texas Fund II, LLC.

4.13**	Promissory Note dated February 14, 2011 issued to Enhanced Capital Texas Fund, L.P.

4.14**	Promissory Note dated February 14, 2011 issued to Enhanced Capital Texas Fund II, LLC.

5.1**	Opinion of Andrews Kurth LLP.

10.1**	Form of Indemnification Agreement for directors and officers of the Registrant, as currently in effect.

10.2**	Form of Indemnification Agreement for directors and officers of the Registrant, to be effective prior to the completion of the offering.

Number	Description

10.3**	2007 Stock Option/Stock Issuance Plan.

10.4**	Form of Notice of Grant-Early Exercise for 2007 Stock Option/Stock Issuance Plan.

10.5**	Form of Notice of Grant-Standard Exercise for 2007 Stock Option/Stock Issuance Plan.

10.6**	Form of Notice of Grant-Non-Exempt Employee for 2007 Stock Option/Stock Issuance Plan.

10.7**	2011 Equity Incentive Plan.

10.8**	Form of Stock Issuance Agreement for 2011 Equity Incentive Plan.

10.9**	Form of Notice of Grant-Early Exercise for 2011 Equity Incentive Plan.

10.10**	Form of Notice of Grant-Standard Exercise for 2011 Equity Incentive Plan.

10.11**	Form Notice of Grant-Non-Employee Director for 2011 Equity Incentive Plan.

10.12**	Medical Director Agreement by and between the Registrant and Dr. William Rice, M.D. dated June 15, 2007, as amended January 29, 2008, April 30, 2008, August 15, 2008, October 14, 2009 and January 31, 2011.

10.13**	Termination of Medical Director Agreement by and between the Registrant and Dr. William Rice, M.D. dated February 7, 2011.

10.14**	Employment Agreement by and between the Registrant and Robert A. Fabbio, effective April 26, 2007, as amended April 26, 2011.

10.15**	Medical Director Agreement by and between the Registrant and Dr. Kurt Berneburg, D.O. dated January 28, 2011.

10.16**	Medical Oversight and Supervisor Agreement by and between the Registrant and Dr. Kurt Berneburg, D.O. dated October 1, 2010.

10.17**	Lease Agreement, dated August 18, 2008, as amended November 6, 2009 and November 16, 2010, by and between Sutton Blackacre, Ltd. and the Registrant.

10.18+	Participation Agreement by and between Humana Inc. and the Registrant dated March 6, 2008, as amended May 1, 2008, September 15, 2008, March 1, 2009, February 1, 2011 and February 8, 2011.

10.19+	Physician Participation Agreement by and between Humana Health Plan of Texas, Inc. and the Registrant dated March 21, 2008, as amended March 1, 2009, February 1, 2011 and February 8, 2011.

10.20+**	Provider Group Agreement between Aetna Health, Inc. and the Registrant effective July 15, 2009 as amended October 1, 2009, December 11, 2009, and November 1, 2010.

10.21+	Medical Group Participation Agreement between UnitedHealthCare of Texas, Inc., PacifiCare of Texas, Inc., Evercare of Texas, LLC and the Registrant effective
September 1, 2009, as amended September 15, 2010.

10.22**	Offer of Employment Letter Agreement by and between the Registrant and William Kerley, dated April 29, 2009.

10.23**	Offer of Employment Letter Agreement by and between the Registrant and Michael Hancock, dated May 1, 2008.

23.1**	Consent of Crowe Horwath LLP.

24.1**	Power of Attorney (see page II-15 to this registration statement on Form S-1).

**	Previously filed.
+	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from the Registration Statement and submitted separately to the Securities and Exchange Commission.